{80155736:3}
FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") made as of the 1st day of October, 2016 by and between CIP II/AR BRIDGEWATER HOLDINGS LLC, a Delaware limited liability company ("Landlord") and INSMED INCORPORATED, a Virginia corporation ("Tenant").

BACKGROUND

By that certain lease dated as of July 1, 2016 (the "Lease") Landlord leased to Tenant the entire lower level of the Building L (the "Building") containing approximately 13,274 rentable square feet (the “Original Premises”) located in the Township of Bridgewater, Somerset County, New Jersey within the Research and Development project commonly known as the New Jersey Center of Excellence at Bridgewater (the "Project").
Landlord and Tenant now desire to amend the Lease as hereinafter provided

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1. Any capitalized term not defined herein and defined in the Lease, is used herein with the meaning set forth in the Lease.

2. Subject to and in accordance with the terms and conditions of the Lease and this Amendment, effective as of the date hereof (the "Effective Date") the Lease is hereby amended as follows:

(a)    Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, that portion of Building K consisting of approximately 1,037 rentable square feet of additional space (as shown on Exhibit "A" annexed hereto and made a part hereof, and being hereinafter referred to as the "Storage Space"). As of the Effective Date, the term “Premises” as used throughout the Lease shall be deemed amended to include both the Original Premises and the Storage Space for all purposes under the Lease, such that from and after the Effective Date the Premises shall be deemed to be 14,311 rentable square for all purposes of the Lease.
(b)     Tenant shall use the Storage Space for storage of Tenant’s raw materials, chemicals, lab samples, empty drums and other personal property used by Tenant from time to time in connection with the conduct of Tenant’s business in the Original Premises and for no other purposes.

(c) On the Effective Date, Tenant shall accept the Storage Space in its then "as-is" condition, and Tenant acknowledges that Landlord has no obligation under the provisions of this Amendment to perform any Landlord’s Base Building Work or make any repairs or perform any other work to prepare the Storage Space for Tenant’s use, except for the work performed by Landlord in the Storage Space as set forth on Exhibit “B” annexed hereto and made a part hereof (the “Storage Space Work”). If Tenant wants to perform any Alterations in and to the Storage Space, if any, such Alterations shall be subject in all respects to the terms of the Lease, including without limitation, the provisions of Section 22.
(d)     Landlord and Tenant acknowledge and agree that as of Effective Date; (i) the amount of the Construction Credit set forth in Paragraph B(1) in Exhibit M of the Lease is increased from $66,370.00 to $71,555.00, (ii) Landlord has substantially completed the Initial Tenant Improvements Work and the Storage Space Work, (iii) Landlord has paid the entire Construction Credit ($71,555.00) collectively for the performance and completion of the Initial Tenant Improvements Work and the Storage Space Work, and (iv) Landlord has satisfied all of its obligations under the Lease to prepare the Original Premises and the Storage

Space for Tenant’s use and occupancy.
(e) From and after the Effective Date, the Base Rent table in Section 3(a) of the Lease shall be deleted and the following Base Rent table inserted in lieu thereof:

Period	Annual Rent PSF	Annual Base Rent	Monthly Base Rent
Year 1*	$29.00	$415,019.00	$34,584.92
Year 2	$29.87	$427,469.57	$35,622.46
Year 3	$30.77	$440,349.47	$36,695.79
Year 4	$31.69	$453,515.59	$37,792.97
Year 5	$32.64	$467,111.04	$38,925.92
Year 6**	$33.62	$481,135.82	$40,094.65
*Base Rent to be abated for the first three (3) months.
**Year 6 represents only three (3) months of the year.

(f)    From and after the Effective Date, the Common Expense Rent table in Section 5(a) of the Lease shall be deleted and the following Common Expense Rent table inserted in lieu thereof:

Period	Annual Operating Expenses PSF*	Annual Expense Reimbursement	Monthly Expense Reimbursement
Year 1	$14.00	$0.00	$0.00
Year 2	$14.42	$6,010.62	$500.89
Year 3	$14.85	$12,164.35	$1,013.70
Year 4	$15.30	$18,604.30	$1,550.36
Year 5	$15.76	$25,187.36	$2,098.95
Year 6	$16.23	$31,913.53	$2,659.46
*Annual Operating Expenses includes common area maintenance, central utility plant operations, and direct utilities.

(g)    The second sentence in Section 5(c) of the Lease shall be deleted and the following sentences inserted in lieu thereof:

“For purposes of the Section 5(c), Tenant’s proportionate share shall mean a fraction (i) the numerator of which is the total rentable square footage of the Original Premises, as same may change from time to time during the Term and the denominator of which shall be the total rentable square footage of the Building L with respect to the Original Premises, and (ii) the numerator of which is the total rentable square footage of the Storage Space, as same may change from time to time during the Term and the denominator of which shall be the total rentable square footage of the Building K with respect to the Storage Space.”

3. Landlord and Tenant represent and warrant to each other that they have dealt and negotiated solely and only with Jones Lang LaSalle for this Amendment and with no other broker. Landlord shall pay Jones Lang LaSalle a brokerage commission pursuant to a separate agreement. Landlord and Tenant hereby agree to indemnify, defend and hold the other harmless from and against any and all claims, suits, damages, liabilities, counsel fees, costs, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord or Tenant by reason of the actions or inactions of the indemnifying party.
4. Landlord and Tenant each hereby ratify and confirm its obligations under the Lease, and represent and warrant to the other party that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
5.    Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of New Jersey.

1.This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

2.This Amendment may not be changed orally and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.

3.If any provisions of this Amendment shall be held invalid or unenforceable according to law, the remaining provisions herein shall not be affected thereby and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CIP II/AR BRIDGEWATER HOLDINGS LLC,
a Delaware limited liability company

By: CIP II/AR Bridgewater LLC,
a Delaware limited liability company,
its sole Member

By: AR at Bridgewater LLC,
a New Jersey limited liability company,
its Administrative Manager

By: ACP Land Holdings, LLC,
a New Jersey limited liability company,
its sole Member

By: Padco Management, Inc.,
a New Jersey corporation,
its Managing Member

By: /s/ Kurt Padavano
Name: Kurt Padavano
Title: Senior Vice President
1

INSMED INCORPORATED

By: /s/ S. Nicole Schaeffer
Name: S. Nicole Schaeffer
Title: SVP, Human Resources & Corporate Services

EXHIBIT “A”

STORAGE SPACE

TOILET
K109
K113c
DECON
SHOWER/DRYING
K114b
FREEZER RM
K110
WOMENS
LOCKER
K113a
MENS
LOCKER
K114a
VEST.
K114d
REC'G OFF
K108
VEST.
K113b
CORRIDOR
K107b
SHIP/REC'G
K107a
VEST.
K105a
MEN
TOILET RM
K105
CENTRAL
RECYCLING RM
K106
VEST
K102a
PROJECTION
ROOM
K102b
RAMP DN
LAB WASTE
STAGING
K107
SEMINAR
K103
STORAGE
K102c
Building K - First Floor
0 5 10 20 25
SCALE IN FEET
AIR INT
SHAFT

FIRST FLOOR KEY PLAN

EXHIBIT “B”

STORAGE SPACE WORK

Paint
4” Vinyl Cove Base
Wax floors
Lighting
Ceiling tiles